FAEGRE & BENSON LLP
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                        2200 NORWEST CENTER, 90 SOUTH SEVEMM STREET
                             MINNEAPOLIS, MINNESOTA 55402-3901
                                   TELEPHONE 612-336-3000
                                   FACSIMILE 612-336-3026

                                       March 14, 2000

First Investors Management Company, Inc.
95 Wall Street
New York, NY 10005-4297

      Re:   First Investors Multi-State Insured Tax Free Fund
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Gentlemen:

      We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          /s/ FAEGRE & BENSON LLP

                                          FAEGRE & BENSON LLP